Exhibit 10.4

SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (“Agreement”) is made effective as of February 26, 2016 (“Effective Date”), by and between The Greenbrier Companies, Inc. (the “Company”) and William G. Glenn (“Glenn”).

RECITAL

The Company and Glenn desire to enter into this Agreement, setting forth the terms and conditions relating to Glenn’s transition from his current position with the Company and his potential engagement as a consultant to the Company following the cessation of his employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Glenn agree as follows:

ARTICLE 1

Employment and Separation

1.1 Employment Status. As of the Effective Date, Glenn shall resign from his current position as an executive officer and Senior Vice President and Chief Commercial Officer of the Company and shall also resign as all other roles as director, officer, manager, board member and any other position of any and all subsidiaries of the Company, except as provided in Section 1.3 below.

1.2 Employment Term. Glenn shall serve as a non-officer employee of the Company under the terms of this Agreement for the period beginning on the Effective Date and ending on May 31, 2016, which may be extended for an additional period by mutual consent of the parties (“Employment Term”). Notwithstanding any provision of this Agreement to the contrary, the Employment Term may be terminated by the Company or Glenn at any time and for any reason. If employment term is terminated, all remaining provisions of this agreement remain in force, subject to the survival provisions set forth in Section 4.9. For avoidance of doubt, this Agreement does not guarantee or imply any right to continued employment for any period whatsoever. The Company and Glenn acknowledge that Glenn’s employment is and shall continue to be at-will and no representative of the Company, other than the Company’s Chief Executive Officer (“CEO”), has the authority to alter the at-will employment relationship.

1.3 Position; Duties. During the Employment Term, Glenn shall serve as the President of the Management Board of WagonySwidnica S.A., a wholly-owned indirect subsidiary of the Company, reporting to the Company’s CEO, and shall have the duties and responsibilities as may be reasonably assigned from time to time by the CEO, including principally, (i) succession planning by providing recommendations and any necessary support within the Company’s Commercial organization for Europe and the Middle East; (ii) work to obtain a mutually acceptable comprehensive Term Sheet/Letter of Intent with the counterparty in Project Star (the Term Sheet/Letter of Intent should identify the material terms of a proposed transaction which would allow Project Star to advance immediately to the formal diligence and documentation stage); (iii) upon the Company’s request and in coordination with the Company’s

CEO, work with key customers and other key relationships on transition to new management within the Commercial organization; and (iv) work as required with studies and support of GCC market and SAR.

1.4 Performance of Duties. During the Employment Term, Glenn will devote his reasonable full-time energies and efforts exclusively in furtherance of the business of the Company and its affiliates. Glenn will perform his duties during the Company’s normal business hours and at other reasonably necessary times. Glenn will extend his best efforts on behalf of the Company and will abide by all policies and decisions made by the Company, as well as all applicable foreign, federal, state and local laws, regulations and ordinances. Glenn will act in the best interest of the Company at all times. Notwithstanding the foregoing, Glenn will be permitted to serve as an outside director on the board of directors of Columbia Machine, Inc., Vancouver, WA, and of nonprofit or charitable entities, provided such entities do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect Glenn’s ability to carry out the duties hereunder.

1.5 Base Salary. As compensation for Glenn’s performance of the duties during the Employment Term, Glenn shall be paid a base salary at a rate of $360,000.00 per annum (“Base Salary”), payable in accordance with the Company’s customary payroll practices, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions.

1.6 Bonus. Although Glenn will not hold an “Eligible Executive Officer Position” during the Employment Term within the meaning of the Company’s 2016 officer incentive bonus plan, Glenn will receive a cash performance-based bonus for the fiscal year ending August 31, 2016 pursuant to the Company’s 2016 officer incentive bonus plan as if Glenn had remained an Eligible Executive Officer at the time of the bonus payment, without regard to whether the Employment Term expires before August 31, 2016, provided that and contingent upon Glenn having provided to the Company a signed, comprehensive release of claims against the Company and its affiliates as of the date of determination of such bonus, in substantially the form attached as Exhibit A to this Agreement.

1.7 Separation. As a material condition of this Agreement, on or before the Effective Date, Glenn agrees to submit an undated resignation as President of the Management Board of WagonySwidnica S.A. to be effective upon the expiration or earlier termination of the Employment Term and the Consulting Term, if applicable, or earlier upon appointment of a new President of the Management Board of WagonySwidnica S.A., as provided in Section 1.2 above.

1.8 Indemnification and D&O Insurance. The Indemnification Agreement, dated December 5, 2008 between Glenn and the Company remains in full force and effect in accordance with its terms. Glenn shall remain as an insured individual for his activities as President of Management Board of WagonySwidnica S.A. under any Company directors’ and officers’ insurance policy as the Company may have in place from to time.

ARTICLE 2

Consulting Engagement

2.1 Consulting Status. Upon the cessation of his employment with Company, Glenn, in his sole discretion, may become a consultant to the Company. Glenn’s status shall be as an independent contractor, and the Company shall have no authority to supervise the time, manner or place of Glenn’s performance of services as a consultant. Glenn may perform work for other individuals and entities, provided that such work does not interfere with the services he provides to the Company and does not violate any provision of Article 4 below.

2.2 Consulting Term. Glenn’s consulting term under this Agreement, if any, shall begin immediately following the expiration of the Employment Term, including any extensions thereto, and shall continue until December 31, 2016. If the Employment Term is extended beyond May 31, 2016 under Section 1.2, then the consulting engagement period shall be extended by the same amount of time the employment period is extended past May 31, 2016 (the “Consulting Term”). Notwithstanding any provision of this Agreement to the contrary, the Consulting Term may be terminated at any time prior to the expiration of the Consulting Term by mutual agreement of Glenn and the Company.

2.3 Consulting Fees. As compensation for Glenn’s performance of the duties during the initial Consulting Term ending December 31, 2016, or as extended under Section 2.2 above, the Company shall pay Glenn a monthly Consulting Fee in the amount of $30,000.00 per month (the “Consulting Fees”) for full-time work and as pro-rated for less time worked. The Company will not withhold any income or payroll taxes from the Consulting Fees, and Consultant will be responsible for all applicable federal, state, local and foreign income and/or payroll taxes due as a result of receipt of the Consulting Fees.

2.4 Extension of Consulting Term.

2.4.1 Prior to commencement of the Consulting Term, Glenn may elect to extend the Consulting Term beyond the initial scheduled end date by the number of days equal to Glenn’s unused Paid Time Off “(PTO”) days accrued as of the last day of the Employment Term. Glenn must provide the Company with written notice of such election no less than ten days prior to commencement of the Consulting Term.

2.4.2 Prior to the expiration of the Consulting Term, including any extension as provided in Section 2.4.1, Glenn may elect to extend the Consulting Term beyond its scheduled end date by up to an additional twelve months, to be paid at a mutually agreed rate and scope of work by the parties. Glenn must provide the Company with written notice of such election no less than ten days prior to expiration of the Consulting Term.

2.5 Consulting Duties. During the Consulting Term, including any extensions as provided in Section 2.4.1 or 2.4.2, Glenn will report to the Company’s CEO, and shall have the duties and responsibilities as may be reasonably assigned from time to time by the CEO.

ARTICLE 3

Other Compensation and Benefits

3.1 Restricted Stock Units.

3.1.1 During the Employment Term, all unvested time-based Restricted Stock Units held by Glenn shall continue to vest, in accordance with the terms and conditions of the applicable Restricted Stock Unit Agreements (each, an “RSU Agreement”).

3.1.2 Upon the expiration of the Employment Term, the vesting of all unvested time-based Restricted Stock Units as set forth on the RSU vesting schedule attached as Exhibit B shall immediately accelerate, and such RSUs will become fully vested.

3.1.3 As of the Effective Date, the performance-based Restricted Stock Units held by Glenn as set forth on Exhibit B which pertain to the performance period ending on August 31, 2017 will expire unvested. The performance-based Restricted Stock Units held by Glenn as set forth in Exhibit B which pertain to the performance period ending on August 31, 2016 shall continue to vest based on performance in accordance with the terms and conditions of the applicable RSU Agreement, as determined by the Compensation Committee in November 2016, as if Glenn had remained an eligible RSU plan participant at the time of the vesting.

3.1.4 Each RSU Agreement described above is deemed to be amended to provide for modified vesting as described above.

3.2 Office/Equipment Support. During the Employment Term and the Consulting Term, including any extensions under Section 2.4, the Company shall provide reasonable access to the Company’s offices and administrative support and support to Glenn as reasonably necessary for Glenn to perform services for the Company. This support includes providing Glenn with a mobile telephone, iPad, and executive assistance support.

3.3 Paid Time Off. During the Employment Term, Glenn shall be entitled to accrue PTO in accordance with the Company’s standard policies and guidelines. Unless Glenn elects to extend the Consultation Term pursuant to Section 2.4.1, any accrued, unused PTO will be paid out at the expiration of the Employment Term.

3.4 401(k). During the Employment Term, Glenn is entitled to participate in the Company’s 401(k) program in the same manner as all other employees and, upon termination of employment, shall have the same options available to all other employees under such program.

3.5 Life Insurance. During the Employment Term, Glenn is entitled to participate in and benefit from the Company’s group term life insurance coverage in the same manner of all other employees and, upon termination of employment, shall have the options available to all other employees under such program. During the Employment Term and the Consulting Term, including any extension as provided in Section 2.4, the Company shall continue Glenn’s executive life insurance, in place as of the Effective Date. In accordance with the Company’s executive life insurance program, the Company shall transfer to Glenn the ownership of any such Company owned policy, including without limitation the right to the cash surrender value of the policy, upon expiration of employment or, if applicable, consulting engagement.

3.6 Medical Insurance. During the Employment Term, Glenn will be eligible to participate in, subject to Glenn’s continued payment of his portion of such premiums, all employee benefit plans available to full-time, executive employees of the Company, subject to the terms and conditions of the Company’s benefit plans, including health, dental and vision insurance benefits. During the Consulting Term, including any extensions under Section 2.4, but in any event not to exceed eighteen (18) months following the expiration of the Employment Term, the Company shall provide for continuation coverage pursuant to COBRA for Glenn and/or his family provided that Glenn pays the Company an amount equal to the applicable premium for employee health benefits that Glenn paid as an employee of the Company. “COBRA” refers to the Consolidated Omnibus Budget Reconciliation Act of 1985. Company reserves the right to change or eliminate its medical benefits applicable to all employees and to Glenn on a prospective basis without advance notice to Glenn.

3.7 Automobile Allowance. Until December 31, 2016, Glenn shall be entitled to participate in the Company’s automobile allowance program at the same level as of the Effective Date.

3.8 Country Club Dues. Until December 31, 2016, the Company agrees to continue paying such portion of Glenn’s country club dues as the Company is paying as of the Effective Date.

3.9 IRS Section 409A. The parties intend that all compensation and benefits provided for under this Agreement shall either be exempt from IRC §409A, or shall be paid or provided in accordance with the requirements of IRC §409A, including, without limitation, the imposition of a delay in the payment of cash or transfer of other benefits to Glenn until a date that is six months after the date of Glenn’s separation from service, as that term is defined in Treas. Reg. §1.409A-1(h), if Glenn is determined to be a “specified employee” as defined under IRC §409A.

3.10 SEC Compliance. During the Employment Term and Consulting Term, including any extensions under Section 2.4, Glenn shall comply, to the extent applicable, with all requirements of Section 16 of the Securities Exchange Act of 1934 and the Company’s insider trading policies and procedures.

3.11 Condition. Glenn expressly acknowledges that all compensation, bonuses, and benefits provided under this Article 3 are contingent upon and subject to Glenn’s compliance with Article 4 below.

ARTICLE 4

Restrictive Covenants

4.1 Protected Information.

4.1.1 Covenant. During and after expiration of Glenn’s Employment Term and Consulting Term, including extensions under Section 2.4, Glenn shall not, directly or indirectly, use, divulge, furnish or make accessible to any person, firm, corporation, association or other entity, or use in any manner, any Protected Information (as defined below), or cause any Protected Information to enter the public domain, except as may be required in the regular course of Glenn’s engagement by the Company.

4.1.2 Access to Protected Information. The Company has advised Glenn and Glenn has acknowledged that it is the policy of the Company to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company. Glenn acknowledges that Glenn will acquire Protected Information with respect to the Company, which information is a valuable, special, and unique asset of the Company’s business and operations, and that disclosure of such Protected Information would cause irreparable damage to the Company.

4.1.3 Glenn-Created Protected Information. Glenn agrees to promptly disclose to the Company all Protected Information developed in whole or in part by Glenn during employment and/or consulting engagement with the Company and which relates to the Company’s business. Such Protected Information is, and shall remain, the exclusive property of the Company. All Protected Information created during Glenn’s employment and/or consulting engagement with the Company (excluding writings unrelated to the Company’s business) are considered to be “works-for-hire” for the benefit of the Company, and the Company shall own all rights in such Protected Information.

4.1.4 Return of Confidential Records. All forms of information and all physical property made or compiled by Glenn prior to or during the Employment Term and the Consulting Term, including extensions under Section 2.4, containing or relating in any way to Protected Information shall be the Company’s exclusive property. All such materials and any copies thereof shall be held by Glenn in trust solely for the benefit of the Company and shall be delivered to the Company upon expiration of Glenn’s employment and/or consulting engagement, or at any other time upon the Company’s request.

4.1.5 Protected Information. “Protected Information” means trade secrets, confidential and propriety business information of the Company, any information of the Company other than information which has entered the public domain (unless Employee caused such information to enter the public domain), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees, customers and suppliers, which give the Company a competitive advantage over those who do not know the information and techniques, and which are protected by the Company from unauthorized disclosure, including but not limited to, financial information and conditions, customer and customer lists (including potential customers identified by the Company), sources of supply, processes, patented or proprietary technologies, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees.

4.2 Non-Solicitation. Glenn agrees that, during his Employment Term and Consulting Term, including extensions under Section 2.4, and for a period of two (2) years after the expiration of the employment and/or consulting engagement, including extensions thereto, or the earlier termination of this Agreement, Glenn will not directly or indirectly, in any capacity (a) solicit any customer or vendors of the Company or its affiliates; or (b) persuade or seek to persuade any customer or vendors of the Company or its affiliates to cease to do business or reduce the amount of business that customer or vendor is then doing with the Company or its affiliates, in each case other than in the normal course of business relating to Glenn’s employment with a company not covered by the restrictions defined in Section 4.5.

4.3 Non-Interference with Employment Relationships. Glenn agrees that during his Employment Term and Consulting Term, including extensions under Section 2.4, and for a period of two (2) years after the expiration of Glenn’s employment and/or consulting engagement, including extensions thereto, or the earlier termination of this Agreement, Glenn will not (a) directly or indirectly solicit, induce, or encourage any employee of the Company to leave his or her employment with the Company or interfere with any employment relationship between the Company and any of its employees, or (b) hire or encourage or assist any other person to hire any person who has been an employee of the Company within the previous twelve (12) months.

4.4 Disclosure of Business Opportunities. During the Employment Term and the Consulting Term, including extensions under Section 2.4, Glenn agrees to promptly and fully disclose to the Company, and not to divert to his own use or benefit or the use or benefit of others, any business opportunities involving any existing or prospective line of business, customer, product or activity of the Company or any business opportunities that otherwise should be afforded to the Company.

4.5 Non-Competition. As a condition of Glenn’s consulting engagement under Article 2 of this Agreement, Glenn agrees that, during the Consulting Term, including extensions under Section 2.4, and for a period of two (2) years after the expiration of the Consulting Term, including any extensions thereto, or the earlier termination of this Agreement, Glenn will not directly or indirectly, own (as an asset or equity owner), be employed by, or consult for any individual or entity, or participate in the start-up of, any business that (i) manufactures railcars, railcar components or barges in North America, Europe, Brazil or the GCC countries; (ii) maintains, services or repairs railcars or railcar parts and components in North America, Europe, Brazil, or the GCC countries; (iii) leases railcars, provided that this subjection 4.5(iii) will only apply to leasing businesses located and/or doing business in Europe and to GATX, Trinity Leasing, Union Tank Car, American Railcar Leasing, and any affiliate or captive leasing company of any of the foregoing or any other freight railcar manufacturer; (iv) manages railcars in North America, Europe, Brazil or the GCC countries, subject to the exceptions set forth immediately following. This Section does not prevent Glenn from working for agreed upon railcar management companies and suppliers for either employment or consulting engagements, provided that the CEO consents to such a relationship after consultation with Glenn and based on the CEO’s determination in his reasonable discretion that such a relationship does not create a conflict of interest or harm to the Company. Ownership of one percent (1%) or less of the outstanding stock of a publicly traded corporation will not be deemed a violation of this provision. Glenn acknowledges that the geographic scope of this restriction is reasonably necessary to protect the Company’s legitimate interests, particularly in light of Glenn’s position with the Company, Glenn’s corresponding duties, responsibilities and authority, and the Company’s current business plans and expansion efforts. Notwithstanding the foregoing, Company will, on request of Glenn, give reasonable good faith consideration to waiving all or a portion of the covenant to enable Glenn to obtain new employment, provided Glenn furnishes the Company with the name of the employer, a description of the employer’s business and the job description. The Company will consider waiving all or a portion of the covenants if the Company determines, in its good faith judgment, that the new employment does not pose a substantial threat to the Company’s competitive or economic interest.

4.6 Publicity. Except as otherwise required by law, the parties agree to work together regarding any public announcement related to this Agreement and the covenants herein. The parties will cooperate and coordinate messaging and issuance of any press release, including internal communication regarding Glenn’s ongoing role and transition within the Company.

4.7 Non-Disparagement. Glenn agrees not to disparage the Company or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business relationships or personal reputations. Glenn shall respond accurately and fully to any questions, inquiry or request for information when required by legal process, notwithstanding the foregoing. Glenn will report to the CEO any defamatory comments made about him by any individual Company employee or agent, and the Company will take reasonable measures to cease such communications.

4.8 Cooperation. Glenn agrees that during his Employment Term and Consulting Term, including any extensions under Section 2.4, and for a period of twelve (12) months after the expiration of Glenn’s employment and/or consulting engagement, including extensions thereto, or the earlier termination of this Agreement, Glenn will cooperate with the Company in responding to the reasonable requests of the Board, the Company’s or its General Counsel, in connection with outstanding projects and any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company, or its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems Glenn’s cooperation necessary or desirable. In such matters, Glenn agrees to provide the Company with reasonable advice, assistance, and information, including offering and explaining evidence, providing sworn statements, and participating in discovery and trial preparation and testimony. Glenn also agrees to promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by Glenn in connection with any such legal proceedings, unless Glenn is expressly prohibited by law from so doing. The Company will reimburse Glenn for reasonable out-of-pocket expenses incurred by Glenn as a result of his cooperation with the obligations described in this Section, within 30 day of the presentation of appropriate documentation thereof, in accordance with the Company’s standard reimbursement policies and procedures.

4.9 Survival of Undertakings and Injunctive Relief.

4.9.1 Survival. The provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 shall survive the expiration of Glenn’s employment and/or consulting engagement, or the earlier termination of this Agreement (irrespective of the reasons therefore). In the event of any violation of Sections 4.1, 4.2, 4.3, 4.4, and 4.5 Glenn further agrees that the time periods set forth in such sections shall be extended by the period of such violation.

4.9.2 Injunctive Relief. Glenn acknowledges and agrees that the restrictions imposed upon him by this Article 4 and the purpose of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of the Company without unduly restricting Glenn’s future employment by himself or others. Furthermore, Glenn acknowledges that, in view of the Protected Information which Glenn has or will acquire or has or will have access to, and in view of the necessity of the restrictions contained in this Article 4 any violation of any provision of this Article 4 hereof would cause irreparable injury to the Company with respect to the resulting disruption in its operations. By reason of the foregoing,

Glenn consents and agrees that if he violates any of the provisions of this Article 4, the Company shall be entitled, in addition to any other remedies that it may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining Glenn from committing or continuing any violation of such sections of this Agreement.

4.10 References to the Company. All references to the Company in this Article 4 shall be deemed to include any subsidiary, parent, successor in interest, or other affiliate of the Company.

ARTICLE 5

Release of Claims

5.1 Release. In exchange for and in consideration of the payments, benefits, and other commitments described herein, including but not limited to Glenn’s continued employment by the Company, as provided by Article 1, and consulting engagement with the Company, as provided by Article 2, Glenn, for him and for each of his heirs, executors, administrators and assigns, hereby fully releases, acquits and forever discharges the Company and its subsidiaries, divisions, affiliates, successors, assigns, beneficiaries, insurers, representatives, agents, and all of the Company’s past and present directors, officers and employees, from any and all, both past and present, claims, liabilities, causes of action, demands to any rights, damages, costs, attorneys’ fees, expenses and compensation whatsoever, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected, that Glenn may now have, has ever had, or hereafter may have, relating directly or indirectly to his employment with the Company or its subsidiaries and/or his termination of employment. Glenn also releases any and all claims Glenn may have that arose prior to the date of this Agreement and hereby specifically waives and releases all claims, including, but not limited to, those arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act; the Americans With Disabilities Act of 1990; the Rehabilitation Act of 1973; Sections 1981 through 1988 of Title 42 of the United States Code; the Immigration Reform and Control Act; the Workers Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Consolidated Omnibus Budget Reconciliation Act (COBRA); the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1971; the National Labor Relations Act; the Fair Labor Standards Act; the Genetic Information Nondiscrimination Act (GINA); all as amended, and any and all similar state or local statutes, ordinances, or regulations, as well as all claims arising under federal, state, or local law involving any tort, an express or implied employment contract, covenant of good faith and fair dealing or other statute, contract, breach of fiduciary duty, fraud, misrepresentation, defamation or other theory. Notwithstanding the foregoing, Glenn is not waiving any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; however, Glenn hereby disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

ARTICLE 6

Miscellaneous

6.1 Assignment and Transfer. Glenn’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company’s assets, any corporate successor to the Company or any assignee thereof.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to conflict of law principles.

6.3 Entire Agreement. This Agreement, together with the amendment to the Restricted Stock Agreements, contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

6.4 Amendment. This Agreement may be amended only in writing signed by Glenn and by a duly authorized executive officer of the Company.

6.5 Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

6.6 Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Glenn’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

6.7 Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment and/or consulting relationship, either during the existence of the employment and/or consulting relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be litigated solely in state or federal court in Multnomah County, Oregon. Each party (a) submits to the jurisdiction of such court, (b) waives the defense of an inconvenient forum, (c) agrees that valid consent to service may be made by mailing or delivery of such service to the Oregon Secretary of State (the “Agent”) or to the party at the party’s last known address, if personal service delivery cannot be easily effected, and (d) authorizes and directs the Agent to accept such service in the event that personal service delivery cannot easily be effected.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Martin R. Baker	/s/ William G. Glenn
Title:	Senior Vice President	WILLIAM G. GLENN

Dated:	February 26, 2016	Dated:	February 26, 2016

EXHIBIT A

RELEASE OF CLAIMS

William G. Glenn, together with his heirs, family members, executors, administrators, agents and assigns (“Glenn”) hereby fully releases, acquits and forever discharges The Greenbrier Companies, Inc., (“Greenbrier”) its subsidiaries, affiliates, officers, directors, shareholders, employees, agents and attorneys, both past and present (collectively, the “Released Parties” and individually, a “Released Party”) from any and all claims, liabilities, causes of action, demands to any rights, costs, attorneys’ fees, expenses and compensation whatsoever, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected, that Glenn may now have, has ever had, or hereafter may have, relating directly or indirectly to his employment with Greenbrier and/or his termination of employment.

Glenn also releases any and all claims Glenn may have that arose prior to the date of this Release and hereby specifically waives and releases all claims against any Released Party, including without limitation those arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act; the Americans With Disabilities Act of 1990; the Rehabilitation Act of 1973; the Age Discrimination in Employment Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Immigration Reform and Control Act; the Workers Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Consolidated Omnibus Budget Reconciliation Act (COBRA); the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1971; the National Labor Relations Act; the Fair Labor Standards Act; all as amended, and any and all similar state or local statutes, ordinances, or regulations, as well as all claims arising under federal, state, or local law involving any tort, an express or implied employment contract, covenant of good faith and fair dealing or other statute, contract, breach of fiduciary duty, fraud, misrepresentation, defamation or other theory.

This release includes a release of all claims under the Age Discrimination in Employment Act (“ADEA”), and, therefore, pursuant to the requirement of the ADEA, Glenn acknowledges that he has been advised in writing that: (a) this release includes, but is not limited to, all rights or claims arising under the ADEA up to and including the date of execution of this release; (b) Glenn should consult with an attorney before executing this release; (c) Glenn has up to twenty-one (21) days within which to consider this release; (d) Glenn has seven (7) days following execution of this release to revoke this release; and (e) this release of claims under the ADEA shall become effective and enforceable on the eighth day after Glenn signs and delivers this Agreement to the Company’s Chief Human Resources Officer. Nothing in this release prevents or precludes Glenn from challenging, or seeking a determination in good faith of, the validity of this waiver under the ADEA or the Older Workers’ Benefit Protection Act (nor does it impose any condition precedent, penalties or cost for doing so, unless specifically authorized by federal law), or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission.

William G. Glenn

Date signed:

EXHIBIT B

RSU VESTING SCHEDULE

Status of Unvested RSUs	Date of Grant	# of Remaining Units	Vesting Date
William Glenn			5/5/16	5/22/16	5/28/16	8/31/16	*	5/5/17	5/22/17	8/31/17	*	5/22/18

Time Based Units	5/28/13	2,539			2,539
	5/5/14	2,691	1,346					1,345
	5/22/15	6,250		2,084					2,083			2,083

Total Time Based Units		11,480

Performance Based Units	5/5/14	4,037				4,037
	5/22/15	6,250								6,250

Total Performance Based		10,287

Total RSUs		21,767

*	Performance RSUs at Target Level